UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2020

Cloudweb, Inc.
(Exact name of registrant as specified in its charter)

Florida	333-199193	47-0978297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 W El Camino Real Suite 180, Mountain View, CA	94040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-583-6813

 12A Greenhill Street, Dept. 106

Stratford Upon Avon

Warwickshire, United Kingdom

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Item 8.01 Other Events.

The registrant would like to report that it has launched three new websites as of the date of this filing - Hostwizer.com, W8hosting.com, and JeyCloud.com.  A brief description of each site follows:

HostWizer offers excellent-quality website hosting services for both individuals and businesses. Based on the number of domain names the client would like to host, a specific plan can be selected from an array of website hosting packages designed to suit budgets for any customer.

W8hosting offers various services to large and small businesses including cloud hosting, website builders, security packages (SSL and cloud backups), and VPS servers. Clients can choose a pre-packaged option or reach out to us for a more tailor-made solution.

JeyCloud offers the ability to anyone to upload and share files for free. The idea is to upsell additional cloud-hosting services to customers who enjoy using the Company’s free service. The premium package resembles products offered by the likes of Dropbox and iCloud and allows the user to host all their files securely on our cloud solutions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Zhi De Liao
Zhi De Liao

Date: August 31, 2020

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